Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES FOURTH QUARTER 2017 FINANCIAL
AND OPERATING RESULTS; ANNOUNCES OFFICER PROMOTIONS
AUSTIN, Texas, February 21, 2018 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended December 31, 2017. The Company has posted to its website a presentation that supplements the information in this release.
Fourth Quarter 2017 Highlights

•	Net production averaged 80.3 MBoe per day, up 12% versus 3Q17 and 78% year-over-year. Net oil production increased 9% quarter-over-quarter and 69% year-over-year.

•	Parsley’s previously announced 2018 oil production guidance of 65-70 MBo per day represents year-over-year growth of 50% at the midpoint.

•	Lease operating expense (“LOE”) per Boe decreased 23% versus 3Q17 to $3.44.

•	Favorable trends in unit costs supported a 23% quarter-over-quarter increase in Parsley’s pre-hedge cash margin to $31.45 per Boe.(1)

•
The Company recently executed several high-impact acreage trades that will facilitate extended lateral lengths in its core Upton County footprint. Net of acreage traded away, Parsley added approximately 0.4 million net lateral feet to the Company’s horizontal drilling inventory through trades executed since its last quarterly update in November.

•
Proved reserves of 416 MMBoe as of December 31, 2017 represent an 87% increase versus proved reserves as of December 31, 2016. Proved developed reserves of 209 MMBoe as of December 31, 2017 represent a 97% increase versus proved developed reserves as of December 31, 2016.

“Following a transformative 2017 for Parsley Energy, we are eager to efficiently harvest the ample resource base our team has assembled, tested, and optimized,” said Bryan Sheffield, Parsley’s Chairman and CEO. “Even at a steady activity pace, we look forward to delivering compelling high-margin growth on a simplified 2018 development program.”
Operational Highlights
During 4Q17, Parsley spud 42 and completed 41 horizontal wells with an average working interest of 95% and an average lateral length of approximately 9,500 feet.
Parsley’s 4Q17 activity included a three-well stacked pad in Martin County targeting the Lower Spraberry, Wolfcamp A, and Wolfcamp B zones. The Strain Ranch 12-1 pad is part of the Company’s growing activity on its expanded asset base in the northern Midland Basin. Early results from these three 1.5 mile lateral wells are promising, with peak 30-day production rates averaging 175 Boe (139 Bo) per day per thousand lateral feet.
“Acquisitions completed in 2017 transformed the long-term resource potential of our Company,” said Matt Gallagher, Parsley’s President and COO. “Results like the Strain Ranch pad highlight the high-return opportunity set we possess, and having integrated and gained experience on acquired assets, we are prepared to capitalize on this sizable resource opportunity.”
Financial Highlights
During 4Q17, the Company recorded net income attributable to its stockholders of $49.9 million, or $0.20 per weighted average share, compared to a net loss of $13.3 million, or $0.05 per weighted average share, during 3Q17. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, and adding back the non-controlling interest allocated to Class B stockholders, adjusted net income for 4Q17 was $95.9 million, or $0.30 per diluted share, compared to $29.3 million, or $0.12 per weighted average share, during 3Q17.(2)

(1)
“Pre-hedge cash margin” as used in this release represents the Company’s average sales price in a period (without realized derivatives) expressed in barrels of oil equivalent (Boe) less lease operating expense per Boe, production and ad valorem taxes per Boe, and general and administrative expense per Boe (exclusive of stock-based compensation). Sales price and cost components referenced in pre-hedge cash margin calculation can be found in “Selected Operating Data” in accompanying financial tables.

(2)
“Adjusted net income” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see the supplemental financial information at the end of this news release for definitions and reconciliation of the non-GAAP financial measure of adjusted net income to GAAP financial measures.

Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 4Q17 was $217 million, up 32% compared to 3Q17.(1)
Parsley registered favorable quarter-over-quarter trends in unit costs. LOE per Boe decreased from $4.49 in 3Q17 to $3.44 in 4Q17. General and administrative expense (“G&A”) per Boe decreased from $5.10 in 3Q17 to $4.72 in 4Q17, while cash G&A per Boe, which excludes stock-based compensation expense, decreased from $4.32 in 3Q17 to $4.04 in 4Q17. Depreciation, depletion, and amortization expense per Boe decreased from $14.41 in 3Q17 to $14.23 in 4Q17.
Reported capital expenditures increased from $307 million in 3Q17 to $417 million in 4Q17, reflecting a 41% quarter-over-quarter increase in net completed footage, as well as increases in facilities and infrastructure spending and non-operated development.
Solid Balance Sheet and Advantaged Hedge Position
Parsley entered 2018 with a strong balance sheet. As of December 31, 2017, the Company had approximately $1.7 billion of liquidity, consisting of $703 million of cash, cash equivalents, and short-term investments and an undrawn amount of $997 million on the Company’s revolver.(2) Pro forma for the January 2018 divestiture of certain non-operated properties, the Company likewise had approximately $1.7 billion of liquidity, consisting of $739 million of cash, cash equivalents, and short-term investments and an undrawn amount of $997 million on the Company’s revolver.(2) Parsley’s proactive hedging strategy protects its balance sheet and anticipated cash flow while retaining commodity price upside.
For details on Parsley’s hedging position, please see the tables below under Supplemental Information, the presentation posted to the Company’s website, and/or the Company’s Annual Report on Form 10-K, upon availability, for the year ended December 31, 2017.
Full-year 2018 Guidance

2018E
Production
Annual net oil production (MBo/d)	65-70
Annual net total production (MBoe/d)	98-108

Capital Program
Total development expenditures ($MM)	$1,350-$1,550
Drilling and completion (% of total)	85-90%
Facilities, Infrastructure & Other (% of total)	10-15%

Activity
Gross operated horizontal POPs(3)	~160
Midland Basin (% of total)	~75%
Delaware Basin (% of total)	~25%
Average lateral length	~9,500’
Average working interest	~90%

Unit Costs
Lease operating expenses ($/Boe)	$3.75-$5.00
Cash general and administrative expenses ($/Boe)	$3.50-$4.25
Production and ad valorem taxes (% of revenue)	6.0%-7.0%

(1)
“Adjusted EBITDAX” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see the supplemental financial information at the end of this news release for definitions and reconciliation of the non-GAAP financial measure of adjusted EBITDAX to GAAP financial measures.

(2)	Revolver balance is net of $3 million letters of credit which do not change the status of the Company’s fully undrawn borrowing base.
(3)	“POPs” defined as wells placed on production.

Year-end 2017 Reserves
Parsley posted strong reserves growth in 2017. The Company’s proved reserves as of December 31, 2017 totaled 416.4 MMBoe, consisting of 248.5 MMbo, 451.7 Bcf, and 92.6 MMboe of natural gas liquids (“NGLs”).
Proved Reserve Highlights

•
Relative to proved reserves as of December 31, 2016, proved reserves as of December 31, 2017 increased 87% to 416.4 MMBoe, while proved developed reserves increased 97% to 209.4 MMBoe. Proved developed reserves as of December 31, 2017 represent 50% of total proved reserves.

•	Total reserves increased by 194.1 MMBoe as compared to 2017 production volumes of 24.8 MMBoe.

•	Organic reserves replacement ratio of 683%.(1)

•
Parsley’s standardized measure of discounted future net cash flows relating to proved reserves (“standardized measure”) at December 31, 2017 was $3.0 billion, an increase of 155% relative to the Company’s standardized measure at December 31, 2016. At SEC Pricing, the pre-tax PV-10 of proved reserves was $3.9 billion at December 31, 2017, an increase of 164% relative to the corresponding measure at December 31, 2016.(2)

•	At SEC Pricing, the pre-tax PV-10 of proved developed reserves was $2.5 billion at December 31, 2017, an increase of over 150% relative to the corresponding measure at December 31, 2016.(2)

•	Positive performance revisions of 4.5 MMBo to oil proved developed producing (“PDP”) reserves estimates indicate the stability of the Company’s asset base.
Changes in reserves for the year ended December 31, 2017 are summarized in the table below:

(MMBoe)
Balance, December 31, 2016	222.3
Purchases of reserves in place	55.8
Divestures of reserves in place	(6.5)
Extensions and discoveries	160.3
Revisions of previous estimates	9.2
Production	(24.8)
Balance, December 31, 2017	416.4

Parsley’s internally prepared estimated proved reserves as of December 31, 2017 were audited by Netherland, Sewell & Associates, the Company’s independent reserve engineer. These estimates have been prepared in accordance with the definitions and regulations of the U.S. Securities and Exchange Commission and conform to the FASB Accounting Standards Codification Topic 932, Extractive Activities – Oil and Gas. Prices used are based on the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December 2017. Adjusting for quality, transportation fees, and market differentials, the pricing is as follows: $49.17 per barrel of oil, $22.20 per barrel of NGL, and $2.53 per Mcf of gas.  The estimates of the Company’s net reserves as of December 31, 2017 are summarized in the table below:

	Net Reserves
	Oil (MMbo)	Gas (Bcf)	NGL (MMboe)	Total (MMboe)
PDP	118.5	237.2	49.1	207.2
PNP	1.1	3.1	0.6	2.2
PUD	128.9	211.4	42.9	207.0
Total Proved	248.5	451.7	92.6	416.4

(1)	“Organic reserves replacement” calculated as total 2017 reserve additions and revisions (technical and pricing) divided by total 2017 production; excludes acquisitions and divestitures.
(2)
“Pre-tax PV-10” is not presented in accordance with GAAP in the United States. Please see the supplemental financial information at the end of this news release for a definition and reconciliation of the non-GAAP financial measure of pre-tax PV10 to a GAAP financial measure.

Officer Promotions
As part of Parsley’s ongoing commitment to operational excellence, the Company has promoted Larry Parnell to Senior Vice President-Development Operations, Carrie Endorf to Vice President-Reservoir Engineering and Planning, and Jody Jordan to Vice President-Marketing, effective February 1, 2018.
Bryan Sheffield, the Company’s Chairman and Chief Executive Officer, said, “It is my pleasure to announce the promotions of Larry Parnell, Carrie Endorf, and Jody Jordan. These individuals earned their promotions through superior leadership of their respective groups and the substantial individual contributions that each has made to Parsley. I am happy to have Larry, as Senior Vice President-Development Operations, join with Paul Treadwell, Senior Vice President-Production Operations, to manage our operational activity as we focus on executing our simplified 2018 program. Likewise, Carrie and Jody bring unique skills and depth of expertise to their roles, and I look forward to their future contributions.”
Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the fourth quarter of 2017 on Thursday, February 22 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-407-0672 (United States/Canada) or 412-902-0003 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through March 8, 2018 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13674991. A live broadcast will also be available at www.parsleyenergy.com under the “Investor Relations” section of the website. The Company has also posted to its website a presentation that supplements the information in this release.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.
Contact Information
Brad Smith, Ph.D., CFA
Senior Vice President, Corporate Strategy and Investor Relations
ir@parsleyenergy.com
(512) 505-5199
or
Kyle Rhodes
Director of Investor Relations
ir@parsleyenergy.com
(512) 505-5199

- Tables to Follow -

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net production volumes:
Oil (MBbls)	4,737	2,811	16,390	9,368
Natural gas (MMcf)	7,221	3,812	23,326	13,463
Natural gas liquids (MBbls)	1,449	704	4,512	2,390
Total (MBoe)	7,390	4,150	24,792	14,002
Average net daily production (Boe/d)	80,327	45,109	67,923	38,257
Average sales prices: (1)
Oil, without realized derivatives (per Bbl)	$53.95	$46.76	$48.95	$41.34
Oil, with realized derivatives (per Bbl)	$50.88	$49.41	$47.68	$47.56
Natural gas, without realized derivatives (per Mcf)	$2.15	$2.91	$2.43	$2.30
Natural gas, with realized derivatives (per Mcf)	$2.13	$2.91	$2.40	$2.30
NGLs (per Bbl)	$26.84	$19.12	$22.87	$16.01
Total, without realized derivatives (per Boe)	$41.94	$37.59	$38.80	$32.60
Total, with realized derivatives (per Boe)	$39.96	$39.39	$37.94	$36.76
Average costs (per Boe):
Lease operating expenses	$3.44	$3.56	$4.12	$4.23
Production and ad valorem taxes	$3.01	$2.15	$2.41	$1.99
Depreciation, depletion and amortization	$14.23	$15.10	$14.21	$16.70
General and administrative expenses (including stock-based compensation)	$4.72	$5.61	$5.01	$6.04
General and administrative expenses (cash based)	$4.04	$4.79	$4.22	$5.12

(1)
Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Parsley Energy, Inc. and Subsidiaries
Consolidated Statements of Operations (1)
(Unaudited, in thousands, except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
REVENUES
Oil sales	$255,554	$131,438	$802,230	$387,303
Natural gas sales	15,520	11,094	56,571	30,928
Natural gas liquids sales	38,897	13,462	103,193	38,273
Other	1,517	(118)	5,050	1,269
Total revenues	311,488	155,876	967,044	457,773
OPERATING EXPENSES
Lease operating expenses	25,386	14,784	102,169	59,293
Production and ad valorem taxes	22,274	8,923	59,641	27,916
Depreciation, depletion and amortization	105,143	62,653	352,247	233,766
General and administrative expenses	34,879	23,290	124,255	84,591
Exploration and abandonment costs	35,122	1,152	40,415	13,931
Acquisition costs	8	155	10,977	1,081
Accretion of asset retirement obligations	374	157	971	732
Other operating expenses	2,363	1,549	9,568	5,316
Total operating expenses	225,549	112,663	700,243	426,626
OPERATING INCOME	85,939	43,213	266,801	31,147
OTHER INCOME (EXPENSE)
Interest expense, net	(32,402)	(16,468)	(97,381)	(56,225)
Loss on sale of property	(14,332)	—	(14,332)	(119)
Loss on early extinguishment of debt	—	(36,335)	(3,891)	(36,335)
Loss on derivatives	(72,310)	(26,993)	(66,135)	(50,835)
Change in TRA liability	56,396	7,351	35,847	7,351
Interest income	2,374	189	7,936	992
Other (expense) income	(498)	(713)	783	(2,317)
Total other expense, net	(60,772)	(72,969)	(137,173)	(137,488)
INCOME (LOSS) BEFORE INCOME TAXES	25,167	(29,756)	129,628	(106,341)
INCOME TAX BENEFIT (EXPENSE)	19,830	(4,341)	(5,708)	17,424
NET INCOME (LOSS)	44,997	(34,097)	123,920	(88,917)
LESS: NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,922	3,352	(17,146)	14,735
NET INCOME (LOSS) ATTRIBUTABLE TO PARSLEY ENERGY INC. STOCKHOLDERS	$49,919	$(30,745)	$106,774	$(74,182)

Net income (loss) per common share: (2)
Basic	$0.20	$(0.17)	$0.44	$(0.46)
Diluted	$0.16	$(0.17)	$0.42	$(0.46)
Weighted average common shares outstanding:
Basic	249,659	178,990	240,733	161,793
Diluted	314,864	178,990	296,512	161,793

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.
(2)
For the three months and year ended December 31, 2016 the number of weighted average diluted shares used to calculate net income(loss) per share is based on the fact that, under the “if converted” and treasury stock methods, Class B Common Stock and restricted stock and restricted stock units were not recognized because they would have been antidilutive.

Parsley Energy, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2017		December 31, 2016
	(In thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$554,189		$133,379
Short-term investments	149,283		—
Restricted cash	—		3,290
Accounts receivable:
Joint interest owners and other	42,174		12,698
Oil, natural gas and NGLs	123,147		59,174
Related parties	388		290
Short-term derivative instruments	41,957		39,708
Assets held for sale	1,790		—
Other current assets	6,558		50,949
Total current assets	919,486		299,488
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	8,551,314		4,063,417
Accumulated depreciation, depletion, amortization and impairment	(822,459)		(506,175)
Total oil and natural gas properties, net	7,728,855		3,557,242
Other property, plant and equipment net	106,587		59,318
Total property, plant and equipment, net	7,835,442		3,616,560
NONCURRENT ASSETS
Assets held for sale, net	14,985	54	—
Long-term derivative instruments	15,732		16,416
Other noncurrent assets	7,553		6,318
Total noncurrent assets	38,270		22,734
TOTAL ASSETS	$8,793,198		$3,938,782

Parsley Energy, Inc. and Subsidiaries
Consolidated Balance Sheets (continued)

	December 31, 2017	December 31, 2016
	(In thousands)
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$407,698	$162,317
Revenue and severance taxes payable	109,917	69,452
Current portion of long-term debt	2,352	67,214
Short-term derivative instruments	84,919	44,153
Current portion of asset retirement obligations	7,203	1,818
Total current liabilities	612,089	344,954
NONCURRENT LIABILITIES
Liabilities related to assets held for sale	405	—
Long-term debt	2,179,525	1,041,324
Asset retirement obligations	19,967	9,574
Deferred tax liability, net	21,403	5,483
Payable pursuant to tax receivable agreement	58,479	94,326
Long-term derivative instruments	20,624	12,815
Total noncurrent liabilities	2,300,403	1,163,522
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 252,419,601 shares issued and 252,260,300 shares outstanding at December 31, 2017 and 179,730,033 shares issued and 179,590,617 shares outstanding at December 31, 2016	2,524	1,797
Class B, $0.01 par value, 125,000,000 shares authorized, 62,128,257 and 28,008,573 issued and outstanding at December 31, 2017 and December 31, 2016	622	280
Additional paid in capital	4,666,365	2,151,197
Retained earnings (accumulated deficit)	43,519	(63,255)
Treasury stock, at cost, 159,301 shares and 139,416 at December 31, 2017 and December 31, 2016	(735)	(381)
Total stockholders’ equity	4,712,295	2,089,638
Noncontrolling interest	1,168,411	340,668
Total equity	5,880,706	2,430,306
TOTAL LIABILITIES AND EQUITY	$8,793,198	$3,938,782

Parsley Energy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2017	2016
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$123,920	$(88,917)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	352,247	233,766
Inventory write down	1,060	—
Accretion of asset retirement obligations	971	732
Loss on sale of property	14,332	119
Loss on early extinguishment of debt	3,891	36,335
Amortization and write off of deferred loan origination costs	4,720	3,190
Amortization of bond premium	(516)	(874)
Deferred income tax expense (benefit)	5,752	(17,582)
Change in TRA liability	(35,847)	(7,351)
Stock-based compensation expense	19,619	12,871
Loss on derivatives	66,135	50,835
Net cash received for derivative settlements	16,172	32,364
Net cash paid for option premiums	(28,426)	(10,334)
Net premiums (paid) received on options that settled during the period	(37,103)	31,757
Other	33,719	6,169
Changes in operating assets and liabilities, net of acquisitions:
Restricted cash	3,290	(2,151)
Accounts receivable	(95,239)	(35,774)
Accounts receivable—related parties	(98)	100
Other current assets	82,520	(71,052)
Other noncurrent assets	(536)	748
Accounts payable and accrued expenses	122,992	20,897
Revenue and severance taxes payable	40,465	32,343
Net cash provided by operating activities	694,040	228,191
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(1,089,256)	(505,802)
Acquisitions of oil and natural gas properties	(2,192,093)	(1,346,190)
Additions to other property and equipment	(54,896)	(33,374)
Proceeds from sale of property	30,537	—
Purchases of short-term investments	(149,283)	—
Other	(1,869)	—
Net cash used in investing activities	(3,456,860)	(1,885,366)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	1,152,780	1,057,500
Payments on long-term debt	(74,769)	(521,944)
Debt issue costs	(17,371)	(18,097)
Proceeds from issuance of common stock, net	2,123,344	930,315
Purchases of common stock	(354)	(213)
Vesting of restricted stock units	—	(91)
Net cash provided by financing activities	3,183,630	1,447,470
Net increase (decrease) in cash and cash equivalents	420,810	(209,705)
Cash and cash equivalents at beginning of year	133,379	343,084
Cash and cash equivalents at end of year	$554,189	$133,379
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$63,170	$65,513
Cash paid for income taxes	$350	$315
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$15,428	$(6,646)
Additions (reductions) to oil and natural gas properties - change in capital accruals	$118,145	$(9,831)
Additions to other property and equipment funded by capital lease borrowings	$3,904	$2,758
Common stock issued for oil and natural gas properties	$1,183,501	$—

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, income tax expense (benefit), change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, asset retirement obligation accretion expense, loss (gain) on sale of property, loss on early extinguishment of debt, inventory write down, loss (gain) on derivatives, net settlements on derivative instruments, net premium realization on options that settled during the period, and certain additional items.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDAX is useful to investors as a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income (loss) for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX (1)
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Adjusted EBITDAX reconciliation to net income (loss):
Net income (loss) attributable to Parsley Energy, Inc. stockholders	$49,919	$(30,745)	$106,774	$(74,182)
Net (loss) income attributable to noncontrolling interests	(4,922)	(3,352)	17,146	(14,735)
Depreciation, depletion and amortization	105,143	62,653	352,247	233,766
Exploration and abandonment costs	35,122	1,152	40,415	13,931
Interest expense, net	30,028	16,279	89,445	55,233
Income tax (benefit) expense	(19,830)	4,341	5,708	(17,424)
EBITDAX	195,460	50,328	611,735	196,589
Change in TRA liability	(56,396)	(7,351)	(35,847)	(7,351)
Stock-based compensation	4,989	3,405	19,619	12,871
Acquisition costs	8	155	10,977	1,081
Accretion of asset retirement obligations	374	157	971	732
Loss on sale of property	14,332	—	14,332	119
Loss on early extinguishment of debt	—	36,335	3,891	36,335
Inventory write down	1,060	—	1,060	—
Loss on derivatives	72,310	26,993	66,135	50,835
Net settlements on derivative instruments	16	1,881	15,670	26,441
Net premium realization on options that settled during the period	(14,699)	5,576	(37,103)	31,757
Adjusted EBITDAX	$217,454	$117,479	$671,440	$349,409

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income
Adjusted net income is not a measure of net income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, change in TRA liability, loss (gain) on sale of property, exploration and abandonment costs, acquisition costs, inventory write down, and loss on early extinguishment of debt while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net loss.
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss) - as reported	$49,919	$(30,745)	$106,774	$(74,182)
Adjustments:
Loss on derivatives	72,310	26,993	66,135	50,835
Net settlements on derivative instruments	16	1,881	15,670	26,441
Net premium realization on options that settled during the period	(14,699)	5,576	(37,103)	31,757
Change in TRA liability	(56,396)	(7,351)	(35,847)	(7,351)
Loss on sale of property	14,332	—	14,332	119
Exploration and abandonment costs	35,122	1,152	40,415	13,931
Acquisition costs	8	155	10,977	1,081
Inventory write down	1,060	—	1,060	—
Loss on early extinguishment of debt	—	36,335	3,891	36,335
Noncontrolling interest	(3,891)	(3,310)	19,225	(14,953)
Change in estimated income tax(1)	(1,919)	(18,884)	(865)	(47,152)
Adjusted net income	$95,862	$11,802	$204,664	$16,861
Net income (loss) per diluted share - as reported	$0.16	$(0.17)	$0.42	$(0.46)
Adjustments:
Loss on derivatives	$0.23	$0.13	$0.22	$0.26
Net settlements on derivative instruments	—	0.01	0.05	0.14
Net premium realization on options that settled during the period	(0.05)	0.03	(0.13)	0.17
Change in TRA liability	(0.18)	(0.04)	(0.12)	(0.04)
Loss on sale of property	0.05	—	0.05	—
Exploration and abandonment costs	0.11	0.01	0.14	0.07
Acquisition costs	—	—	0.04	0.01
Inventory write down	—	—	—	—
Loss on early extinguishment of debt	—	0.18	0.01	0.19
Noncontrolling interest	(0.01)	(0.02)	—	(0.08)
Change in estimated income tax(1)	(0.01)	(0.09)	0.01	(0.24)
Adjustment for change in weighted average diluted share count	—	0.02	—	0.07
Adjusted net income per diluted share	$0.30	$0.06	$0.69	$0.09

Basic weighted average shares outstanding - as reported	249,659	178,990	240,733	161,793
Effect of dilutive securities:
Class B Common Stock	63,946	—	54,665	—
Restricted Stock and Restricted Stock Units	1,259	—	1,114	—
Diluted weighted average shares outstanding - as reported(2)	314,864	178,990	296,512	161,793
Effect of dilutive securities:
Class B Common Stock	—	28,009	—	30,371
Restricted Stock and Restricted Stock Units	—	1,118	—	872
Diluted weighted average shares outstanding for adjusted net income	314,864	208,117	296,512	193,036

(1)
The Company is subject to a full valuation allowance for federal income taxes as of December 31, 2017, resulting in minimal federal tax expense; as a result, tax expense is calculated based on a 0.75% Texas margin tax rate applied against certain taxable items.

(2)
For the three months and year ended December 31, 2016 the number of weighted average diluted shares used to calculate reported net income per share is based on the fact that, under the “if converted” and treasury stock methods, Class B Common Stock and restricted stock and restricted stock units were not recognized because they would have been antidilutive.

PV-10
PV-10 is a non-GAAP financial measure and generally differs from the Standardized Measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net reserves. Neither PV-10 nor Standardized Measure represents an estimate of the fair market value of our oil and natural gas properties. We and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such companies.
The following table provides a reconciliation of PV-10 to the GAAP financial measure of Standardized Measure as of December 31, 2017:

As of December 31, 2017
(in millions)
PV-10 of proved reserves	$3,918.0
Present value of future income tax discounted at 10%	(902.5)
Standardized Measure	$3,015.5

Supplemental Information
Derivatives

Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions (1)

	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Put Spreads (MBbls/d) (2)	7.8	11.5	34.2	37.5	11.7	11.5	8.2	8.2
Put Price ($/Bbl)	$52.14	$52.50	$49.64	$49.67	$50.00	$50.00	$55.00	$55.00
Short Put Price ($/Bbl)	$41.43	$42.50	$39.64	$39.67	$40.00	$40.00	$45.00	$45.00
Three Way Collars (MBbls/d) (3)	43.3	49.5	31.0	31.0	8.3	8.2	8.2	8.2
Short Call Price ($/Bbl)	$65.67	$68.11	$75.65	$75.65	$80.40	$80.40	$80.40	$80.40
Put Price ($/Bbl)	$50.77	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00
Short Put Price ($/Bbl)	$40.19	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00	$40.00
Premium Realizations ($ MM) (4)	$(18.5)	$(16.5)	$(17.9)	$(19.1)	$(5.9)	$(5.9)	$(3.9)	$(3.9)
Collars (MBbls/d) (5)		3.0	3.0	3.0
Short Call Price ($/Bbl)		$61.31	$61.31	$61.31
Put Price ($/Bbl)		$45.67	$45.67	$45.67
Total MBbls/d Hedged	51.1	64.0	68.2	71.5	20.0	19.7	16.4	16.4

Mid-Cuch Basis Swaps (MBbls/d)	11.5	11.4	11.3	11.3
Swap Price ($/Bbl)	$(0.86)	$(0.86)	$(0.86)	$(0.86)

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions (1)

	1Q18	2Q18	3Q18	4Q18
Three Way Collars (MMBtu/d) (3)	35.0	8.2	8.2	8.2
Call Price ($/MMBtu)	$4.44	$3.60	$3.60	$3.60
Put Price ($/MMBtu)	$3.19	$3.00	$3.00	$3.00
Short Put Price ($/MMBtu)	$2.64	$2.75	$2.75	$2.75
Swaps (MMBtu/d)	5.0
Strike Price ($/MMBtu)	$3.50
Total MMBtu/d Hedged	40.0	8.2	8.2	8.2

Organic Reserves Replacement Ratio
Parsley uses the organic reserves replacement ratio as an indicator of the company's ability to replace the reserves that it has developed and to increase its reserves over time. The ratio is not a representation of value creation and has a number of limitations that should be considered. For example, the ratio does not incorporate the costs or timing of developing future reserves. The organic reserves replacement ratio of 683% was calculated as total 2017 reserve additions and revisions (technical and pricing), divided by total 2017 production. The ratio calculation excludes acquisitions and divestitures.

(1)	As of 2/21/2018
(2)
When NYMEX price is above put price, Parsley receives the NYMEX price. When NYMEX price is between the put price and the short put price, Parsley receives the put price. When NYMEX price is below the short put price, Parsley receives the NYMEX price plus the difference between the short put price and the put price.

(3)	Functions similarly to put spreads except that when index price is at or above the call price, Parsley receives the call price.
(4)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as a loss in the period of settlement.
(5)
When NYMEX price is above the call price, Parsley receives the call price. When NYMEX is below the put price, Parsley receives the put price. When NYMEX is between call and put prices, Parsley receives the NYMEX price.